PRESS RELEASE



                           JEFFERSON BANCSHARES, INC.
                       ANNOUNCES STOCK REPURCHASE PROGRAM

Morristown, Tennessee - (April 29, 2005) -- Jefferson Bancshares, Inc. (Nasdaq:
JFBI) today announced that the Company's board of directors has approved the repurchase of up to 10% of the Company's outstanding common stock, or approximately 839,000 shares. The program will commence after release of earnings for the quarter ended March 31, 2005. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

Jefferson Bancshares, Inc. is the parent corporation for Jefferson Federal Bank, which is headquartered in Morristown, Tennessee. The Bank has three banking facilities located in Hamblen County, Tennessee. More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.

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Contact:

        Jefferson Bancshares, Inc.
        Anderson L. Smith or Jane P. Hutton, 423-586-8421 www.jeffersonfederal.com